Exhibit 99.1

NEWS RELEASE Media Contact: Lilly Ackley, ackleyl@magellanhealth.com, (860) 507-1923 Investor Contact: Joe Bogdan, jbogdan@magellanhealth.com, (860) 507-1910

Magellan Health Board of Directors Appoints Kenneth J. Fasola as

Chief Executive Officer

Phoenix, Ariz. – October 31, 2019  – Magellan Health, Inc. (NASDAQ: MGLN) today announced that the Company’s Board of Directors has appointed Kenneth J. Fasola as Chief Executive Officer, effective November 14, 2019. Fasola will succeed the current CEO Barry M. Smith, who will remain to assist with the transition as needed.

“I am pleased that we have been able to attract someone with Ken’s breadth of healthcare experience in commercial and government-sponsored health plans and proven leadership track record,” said Steven J. Shulman, chairman of the board, Magellan Health. “I look forward to working closely with him and Magellan’s executive leadership team to continue the growth of our portfolio of businesses, Magellan Complete Care, Magellan Behavioral and Specialty Health, and Magellan Rx Management.”

“I am deeply honored to be named CEO and join the tremendous team at Magellan Health during such a dynamic time in the healthcare industry,” said Fasola. “Over the coming months, I plan to dedicate time with key stakeholders, the Board of Directors and Magellan’s executive leadership team to refine our strategy and lead this company into the next phase of growth.”

Fasola will join Magellan Health after a successful leadership career spanning three decades in the healthcare industry. Most recently, he served as president and chief executive officer of HealthMarkets, Inc., one of the largest health insurance agencies in the U.S., which was acquired earlier this year by UnitedHealth Group. Prior to joining HealthMarkets, Fasola was responsible for Humana’s individual major medical, specialty and supplemental insurance operations. Prior to that, he was chief executive officer for Secure Horizons, a division of UnitedHealth Group and one of the nation’s largest Medicare Advantage insurer. Additionally, he served as chief executive officer of UnitedHealth Care’s Central region and as National Sales Officer and president of UnitedHeath Care lines of business.

Fasola holds a Bachelor of Science in Health Planning and Administration from Pennsylvania State University.

“It has been a privilege and honor to serve as CEO of Magellan Health for the past six years,” said Barry M. Smith. “I wish Ken and the Magellan team well as they continue to address the most complex areas of health on behalf of customers and members.”

About Magellan Health: Magellan Health, Inc., a Fortune 500 company,  is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan's customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

Forward-Looking Statements

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the Securities and Exchange Commission’s Fair Disclosure Regulation. This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties, many of which are out of our control. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding growth and strategy. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of healthcare services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; healthcare reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 28, 2019, and the Company’s subsequent Quarterly Reports on Form 10-Q filed during 2019. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit, adjusted net income, and adjusted EPS information referred to herein may be considered a non-GAAP financial measure. Further information regarding these measures, including the reasons management considers this information useful to investors, are included in the Company’s most recent Annual Report on Form 10-K and on subsequent Form 10-Qs.

(MGLN-GEN)

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